UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay
Dublin 2, Ireland
(Address of Principal Executive Offices)

+353 1 232 2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	ST/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual General Meeting of Shareholders (“Meeting”) of STERIS plc (the “Company”) held on July 27, 2023, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 98,650,991 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 91,717,850 Ordinary Shares or 92.97% of the outstanding Ordinary Shares of the Company, constituting a quorum.

1.	The shareholders elected the nominees named below to the board of directors of the Company (the “Board”), each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Esther M. Alegria	87,930,589	166,648	69,798	3,550,815
Richard C. Breeden	83,412,606	4,674,581	79,848	3,550,815
Daniel A. Carestio	86,828,206	1,301,677	37,152	3,550,815
Cynthia L. Feldmann	78,692,106	5,944,870	3,530,059	3,550,815
Christopher S. Holland	87,150,387	932,962	83,686	3,550,815
Dr. Jacqueline B. Kosecoff	79,498,778	8,597,293	70,964	3,550,815
Paul E. Martin	86,306,636	1,785,736	74,663	3,550,815
Dr. Nirav R. Shah	87,034,737	1,007,908	124,390	3,550,815
Dr. Mohsen M. Sohi	83,787,674	4,300,162	79,199	3,550,815
Dr. Richard M. Steeves	87,059,127	1,031,717	76,191	3,550,815

2.

The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2024 by the following votes:

Votes for	83,026,435
Votes against	8,633,905
Abstentions	57,510

3.

The shareholders approved the proposal to appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next Annual General Meeting by the following votes:

Votes for	83,051,183
Votes against	8,608,501
Abstentions	58,166

4.

The shareholders approved the proposal to authorize the Board of the Company or the Audit Committee of the Board to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law by the following votes:

Votes for	90,452,843
Votes against	1,215,360
Abstentions	49,647

5.

The shareholders approved the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 7, 2023, by the following votes:

Votes for	81,238,272
Votes against	6,841,234
Abstentions	87,529
Broker non-votes	3,550,815

6.

The shareholders approved “one-year” for the proposal to approve, on a non-binding advisory basis whether the non-binding advisory vote on named executive officer compensation should be held every one, two or three years, by the following votes:

One Year	87,154,402
Two Years	46,103
Three Years	923,796
Abstentions	42,734
Broker non-votes	3,550,815

7.	The shareholders approved the proposal to the renewal of the Board’s authority to issue authorized but unissued shares under Irish law, by the following votes:

Votes for	89,904,671
Votes against	1,766,723
Abstentions	46,456

8.

The shareholders approved the proposal to approve the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law regarding the issuance of shares for cash, by the following votes:

Votes for	85,582,812
Votes against	5,955,437
Abstentions	179,601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Senior Vice President, General Counsel and Company Secretary

Dated: July 27, 2023